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                                                                    EXHIBIT 12.1

                    STATEMENT REGARDING COMPUTATION OF RATIOS


                                                                                                         Nine Months Ended
                                                         Years Ended December 31,                           September 30,
                                       ------------------------------------------------------------     ---------------------
                                         1999         2000(1)      2001(1)     2002          2003         2003        2004
                                       --------     --------     --------     --------     --------     --------     --------
                                                               (in thousands)
Earnings Before Income Taxes .....     $ 76,000           --           --     $225,741     $393,064     $282,448     $384,165

Fixed charges (interest expense) .        1,761           --           --       13,446       15,051       11,470       10,719
                                       --------     --------     --------     --------     --------     --------     --------

Earnings Before Income Taxes and
  Fixed Charges ..................     $ 77,761           --           --     $239,187     $408,115     $293,918     $394,884
                                       ========     ========     ========     ========     ========     ========     ========

Fixed charges (interest expense) .     $  1,761           --           --     $ 13,446     $ 15,051     $ 11,470     $ 10,719

Ratio of Earnings to Fixed Charges        44.2x           --           --        17.8x        27.1x        25.6x        36.8x
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(1)  Coventry did not have any fixed charges for the years ended December 31,
     2000 and 2001. Therefore, the ratio is not calculated for those periods.